44201 Nobel Drive

Fremont, California 94538

TEL 510-565-3333

FAX 510-668-3777

EXHIBIT 4.12

September 3, 2021

Silver Star Developments Ltd.

No. 200 Wen Hua 2nd Road

Guishan Dist., Taoyuan City 333, Taiwan.

Peer Developments Ltd.

4th Floor, No. 75 Sec.  3, Minsheng East Road

Zhongshan Dist., Taipei City 104, Taiwan.

Ladies and Gentlemen:

Reference is made to the Investor Rights Agreement (as it may be amended or supplemented from time to time, the “Investor Rights Agreement”) by and between SYNNEX Corporation, a Delaware corporation (the “Corporation”) and Tiger Parent Holdings, L.P., a Delaware limited partnership, to be entered into in connection with the closing of the transactions contemplated by the Merger Agreement, dated as of March 22, 2021, by and among the Corporation, Tiger Parent (AP) Corporation, a Delaware corporation, Spire Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Corporation, and Spire Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Corporation, in substantially the form attached as Exhibit E thereto.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Investor Rights Agreement.

In consideration of the covenants and agreements set forth in this letter agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

Definitions.  As used herein, the following terms shall have the following respective meanings:

“Initial MiTAC Stockholders” means Silver Star Developments Ltd.  and Peer Developments Ltd.

“MiTAC Entities” means the Initial MiTAC Stockholders and each entity that is an Affiliate of the Initial MiTAC Stockholders.

“MiTAC Stockholders” means the Initial MiTAC Stockholders and any MiTAC Entity that becomes an owner of any shares of Common Stock, from an Initial MiTAC Stockholder or another MiTAC Stockholder.  In connection with, and as condition to, any such transfer, such MiTAC Entity, shall execute a signature page hereto and Schedule A shall be amended and restated to provide that such MiTAC Entity has rights and obligations of a MiTAC Stockholder hereunder.

44201 Nobel Drive

Fremont, California 94538

TEL 510-565-3333

FAX 510-668-3777

Piggyback Registration Rights.

Participation.  Subject to Section 2(b), (i) if the Corporation proposes to file (1) a Registration Statement with respect to an Underwritten Offering (for its own account or otherwise) or (2) a Shelf Registration with respect to an offering (for its own account or otherwise), in each case, whether on its own behalf or in connection with the exercise of any registration rights by any holder of Registrable Securities possessing such rights (other than (A) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (B) a registration incidental to an issuance of debt securities under Rule 144A, (C) a registration on Form S-4 or any successor form or (D) a registration on Form S-8 or any successor form), with respect to an Underwritten Offering (for its own account or otherwise) that includes any Registrable Securities or (ii) the Corporation receives an Underwritten Shelf Take-Down Notice, then the Corporation shall give prompt notice (the “Initial Notice”) to the MiTAC Stockholders, and the MiTAC Stockholders shall be entitled to include in such Registration Statement or such Underwritten Shelf Take-Down the Registrable Securities held by them.  The Initial Notice shall offer the MiTAC Stockholders the right, subject to Section 2(b) (the “MiTAC Piggyback Registration Right”), to register such number of shares of Registrable Securities as each such MiTAC Stockholders may request and shall set forth (A) the anticipated filing date of such Registration Statement or the anticipated launch date of such Underwritten Shelf Take-Down and (B) the aggregate number of Registrable Securities that is proposed to be included in such Registration Statement or such Underwritten Shelf Take-Down.  Subject to Section 2(b), the Corporation shall include in such Registration Statement or Underwritten Shelf Take-Down such Registrable Securities for which it has received written requests to register within ten (10) days after the Initial Notice has been given.

Underwriters’ Cutback.  Notwithstanding the foregoing, if the managing underwriter(s) of any proposed Underwritten Offering advises the Corporation, the Apollo Stockholders or the MiTAC Stockholders that the total or kind of securities that the MiTAC Stockholders and any other Persons intend to include in such offering (or Underwritten Shelf Take-Down, as applicable), or that the inclusion of certain holders of the Registrable Securities in such offering, would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering (or Underwritten Shelf Take-Down, as applicable), then the number of securities proposed to be included in such registration (or Underwritten Shelf Take-Down, as applicable) shall be allocated among the Corporation and the selling MiTAC Stockholders and other applicable holders of the Registrable Securities (including the Apollo Stockholders), such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering (or Underwritten Shelf Take-Down, as applicable) shall be included in the following order:

In the case of an exercise of any registration rights by the Apollo Stockholders or any other holder of Registrable Securities possessing such rights:

first, the securities held by (A) the Apollo Stockholders or other Person(s) exercising such registration rights, and (B) the MiTAC

44201 Nobel Drive

Fremont, California 94538

TEL 510-565-3333

FAX 510-668-3777

Stockholders or other applicable holders of registrable securities requested to be included in such registration pursuant to the terms of this Section 2 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration; and

second, the securities to be issued and sold by the Corporation in such registration.

In all other cases:

first, the securities to be issued and sold by the Corporation in such registration; and

second, the securities held by the MiTAC Stockholders or other applicable holders of registrable securities requested to be included in such registration pursuant to the terms of this Section 3 or pursuant to any other agreement containing piggyback registration rights (including the Apollo Stockholders), pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration.

The provisions set forth in Sections 3(c), 3(d), 3(e) and 4 of Exhibit A to the Investor Rights Agreement shall apply to this letter agreement, mutatis mutandis, and are incorporated by reference as if fully set forth herein.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by e-mail transmission (notice deemed given upon transmission if the email is sent by 5:00 p.m.  Eastern Time or, if after, the day following the date of transmission), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) (notice deemed given upon receipt of proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)If to the Corporation, to:

SYNNEX Corporation 44201 Nobel Drive

Fremont, CA 94538

Attention:David R.  Vetter, Chief Legal Officer, Corporate Secretary Email:david.vetter@techdata.com

With a copy (which shall not constitute notice) to:

44201 Nobel Drive

Fremont, California 94538

TEL 510-565-3333

FAX 510-668-3777

Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street

Palo Alto, CA 94304-1115

Attention:Allison M.  Leopold Tilley

Christina F.  Pearson

E-mail:allison@pillsburylaw.com

christina.pearson@pillsburylaw.com

(ii)	If to any MiTAC Stockholder, to:

Silver Star Developments Ltd.

No. 200 Wen Hua 2nd Road

Guishan Dist., Taoyuan City 333, Taiwan.

Peer Developments Ltd.

4th Floor, No. 75 Sec.  3, Minsheng East Road,

Zhongshan Dist., Taipei City 104, Taiwan.

Entire Agreement.  Except as otherwise expressly provided herein, this letter agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith, from and after the date of this letter agreement.  Unless otherwise provided herein, any consent required by any Person under this letter agreement may be withheld by such Person in such Person’s sole discretion.

Miscellaneous.  The provisions set forth in Sections 10, ll, 12., .Ll.., H, li, 11, 12, 2Q, 21 and 22 of the Investor Rights Agreement shall apply to this letter agreement, mutatis mutandis, and are incorporated by reference as if fully set forth herein.

[Remainder of Page Intentionally Left Blank.]

44201 Nobel Drive

Fremont, California 94538

TEL 510-565-3333

FAX 510-668-3777

Please acknowledge your agreement with the foregoing by executing this letter agreement in the space provided below.

Sincerely,

SYNNEX CORPORATION

By:  /s/
Name:  David Vetter

Title: Chief Legal Officer, Corporate
  Secretary

Acknowledged and agreed:

SILVER STAR DEVELOPMENTS LTD.

By:  /s/

Name:  HO, JHI-WLI

Title: Director

PEER DEVELOPMENTS LTD.

By:  /s/

Name:

Title:

44201 Nobel Drive

Fremont, California 94538

TEL 510-565-3333

FAX 510-668-3777

Schedule A: MiTAC Stockholders

Entity Name	Address	Common Stock Beneficially Owned
Silver Star Developments Ltd.	No. 200 Wen Hua 2nd Road, Guishan Dist., Taoyuan City 333, Taiwan.	5,299,980
Peer Developments Ltd.	4th Floor, No.75 Sec. 3, Minsheng East Road, Zhongshan Dist., Taipei City 104, Taiwan.	3,859,888